UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

PF HOSPITALITY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

136 NW 16th Street, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

399 NW 2nd Avenue, Suite 216, Boca Raton, FL 33432

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2016, PF Hospitality Group, Inc. (the “Company”) and Midam Ventures, LLC (“Consultant”) entered into an Engagement Letter (the “Agreement”), pursuant to which the Consultant shall provide to the Company, among other services, the following services: (i) investor relations and public relations, (ii) product marketing; (iii) product development; (iv) product awareness, (v) business advisory and consulting services for the purpose of creating market awareness, etc. (the “Services”). As consideration for the Services, the Company is obligated to pay to Consultant a total of $150,000 cash compensation, payable $75,000 on or before September 19, 2016 and $75,000 no later than September 30, 2016. The term of the Agreement is six weeks, with the first two weeks to be dedicated to a “ramp up period” and the remaining four weeks to be dedicated to “marketing”. In addition, the Agreement contains customary terms relating to payment of expenses, confidentiality, indemnification and other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Engagement Letter between PF Hospitality Group, Inc. and Midam Ventures, LLC dated September 15, 2016.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PF Hospitality Group, Inc.

Date: September 20, 2016	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer